Exhibit 99.1

ENERGY CONVERSION DEVICES RESPONDS TO RECENT SOLAR MARKET EVENTS
Changes to government policies in France and Italy lead to solar market uncertainty, impacting project sales

Auburn Hills, Mich., March 10, 2011 – Energy Conversion Devices, Inc. (ECD) (NASDAQ:ENER), a leading global provider of thin-film flexible solar laminate products and systems to the building-integrated and commercial rooftop markets, today issued a statement regarding recent events in the European solar market, most notably changes to the solar incentive regime in France and Italy, two of the company’s key markets.

“The dramatic and abrupt shift in the French and Italian solar incentive structures has impacted our business and forced us to reconsider our near-term financial outlook,” said Mark Morelli, President and Chief Executive Officer of ECD. “Recent events have injected disruptive uncertainty into the markets which is causing financing sources to put projects on hold and may impact as much as 50% of this quarter’s forecasted revenue. We expect better visibility on the timing of our projects after the announcement of the new Italian feed-in-tariff program and the French tender process. Nevertheless, for the quarter ending March 31, 2011, we are reducing production to 25 megawatts and are also aggressively pulling back on our cost structure. Thus our financial results will be affected due to restructuring and factory under-utilization charges.”

Morelli continued, “Despite this near-term uncertainty, we expect that Europe will continue to support solar adoption, albeit with different priorities, such as new building energy regulations. These adjusted priorities will, in some circumstances, favor our products. For example, it seems that European regulators are tending to prefer smaller distributed-generation systems, like those found on rooftops, as well as building-integrated projects. UNI-SOLAR® products are light weight, flexible, easy to install, low impact and integrate well with many different roofing materials.”

“At the same time, we will continue to diversify our go-to-market capabilities, including penetrating emerging markets like North America, Asia, the Middle East and Africa, and cultivating new channel partner and distributor relationships. For example, we are still seeing strength in our North American operations and expect increased momentum and sales in this region.”

Morelli concluded, “Our objective remains clear: we are pursuing price parity with grid electricity through continued investment in our technology roadmap. We are on track to begin production this summer of our next-generation PowerBond product with 10% active-area conversion efficiency. Our Nano-Crystalline technology with 12% active-area conversion efficiency is expected to be commercially available by the end of 2012 after having just set an NREL-confirmed world record conversion efficiency for thin-film silicon. These technological advances, combined with our industry-leading real-world energy yield, will put us amongst the best-in-class in the cost of generating solar electricity.”

Exhibit 99.1

About Energy Conversion Devices
Energy Conversion Devices (ECD) (NASDAQ:ENER) is a leading global provider of thin-film flexible solar laminate products and systems for the building-integrated and commercial rooftop markets. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology. ECD’s UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. The company also designs, manufactures and installs rooftop photovoltaic systems which enable customers to transform unused rooftop space into a value-generating asset. In addition, ECD’s Ovonic Materials Division is the pioneer in NiMH battery technology and other material science technologies for the renewable energy industry. For more information, please visit energyconversiondevices.com and follow ECD on twitter @ECD_ENER.

This release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships and establish new relationships; the worldwide market for solar energy systems; changes to government incentives related to solar energy; our customers’ ability to access capital to finance the purchase of our products; and our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

Contact:
Michael E. Schostak
Head of Investor Relations
+1 (248) 299-6063
investor.relations@energyconversiondevices.com